UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015

ENPHASE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35480	20-4645388
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1420 N. McDowell Blvd

Petaluma, CA 94954

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 774-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 Bonus Program

On June 17, 2015, the Compensation Committee of the Board of Directors of Enphase Energy, Inc. (the “Company”) approved a 2015 cash performance bonus program (the “2015 Bonus Program) for the Company’s executive officers and other employees. The 2015 Bonus Program is summarized in Exhibit 10.1 hereto and incorporated herein by reference.

Base Salaries and Target Bonus Opportunities

On June 17, 2015, the Compensation Committee of the Board of Directors of the Company approved the 2015 base salaries (effective retroactively to June 1, 2015) and established new target cash bonus opportunities related to the fiscal year 2015 for the Company’s named executive officers, as set forth in the table below.

Named Executive Officer	2015 Base Salary	2015 Target Bonus Opportunity (% of Base Salary)
Paul B. Nahi, President and Chief Executive Officer	$525,000	100%
Kris Sennesael, Vice President and Chief Financial Officer	$340,000	75%
Jeff Loebbaka, Senior Vice President of Worldwide Sales, Marketing and Support	$325,000	80%*

Each target bonus opportunity was established in connection with the Company’s 2015 Bonus Program described above.

*	Mr. Loebbaka’s target bonus opportunity consists of 65% of his base salary under a 2015 sales objective bonus plan and 15% of his base salary under the 2015 Bonus Program. The sales objective bonus plan bases a participant’s bonus on the achievement of quarterly revenue-based sales performance targets and specified non-revenue based key sales objectives.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	2015 Performance Bonus Program Summary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2015	ENPHASE ENERGY, INC.

	By:	/s/ Kris Sennesael
Kris Sennesael
Vice President and Chief Financial Officer